U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2017

VEGALAB, INC.

(Exact name of registrant as specified in its charter)

0-53248

(Commission File No.)

Nevada (State or other jurisdiction of incorporation or organization)	68-0635204 (IRS Employer Identification No.)

636 U.S. Highway 1, Ste. 110, North Palm Beach, FL 33408

(Address of principal executive offices)

(800) 208-1680

(Registrant’s telephone number)

Not applicable

(Former Name or Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement

On December 29, 2017, Vegalab, Inc. (“Vegalab” or the “Company”) exercised an option to purchase The Agronomy Group LLC, a California limited liability company (“TAG”), which was reported in a current report on Form 8-K filed with the Securities and Exchange Commission on January 4, 2018.

On January 22, 2018, Vegalab and TAG entered into a Member Units Purchase Agreement under which Vegalab agrees (subject to stated closing conditions) to purchase all of the member units in TAG from its two members for a total of 600,000 shares of the restricted common stock of Vegalab; and warrants to purchase 1,600,000 shares of the restricted common stock of Vegalab at an exercise price of $1.20 per share exercisable over a term of five years. In connection with the acquisition of assets, Vegalab will enter into employment agreements with the two members of TAG.

Closing is required within five business days after all conditions to closing are satisfied. These conditions include, among other things, the delivery by TAG of schedules regarding its financial condition and the delivery of certificates and instruments customary for a transaction of this nature.

Forward-Looking Statements

Statements contained in this report regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties associated with the Company’s business and finances, and other matters. All forward-looking statements contained in this report speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vegalab, Inc.

Date: January 26, 2018	By:	/s/ David Selakovic
David Selakovic, Chief Executive Officer

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